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                                                                     EXHIBIT 5.1
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                                                      BASS, BERRY & SIMS PLC
                                             A PROFESSIONAL LIMITED LIABILITY COMPANY
                                                         ATTORNEYS AT LAW
        KNOXVILLE OFFICE                                                                                DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700                            REPLY TO:                                    AMSOUTH CENTER
      KNOXVILLE, TN 37902                                 AMSOUTH CENTER                        315 DEADERICK STREET, SUITE 2700
         (865) 521-6200                          315 DEADERICK STREET, SUITE 2700                   NASHVILLE, TN 37238-3001
                                                     NASHVILLE, TN 37238-3001                            (615) 742-6200
         MEMPHIS OFFICE                                   (615) 742-6200
   THE TOWER AT PEABODY PLACE                                                                          MUSIC ROW OFFICE:
  100 PEABODY PLACE, SUITE 950                          WWW.BASSBERRY.COM                             29 MUSIC SQUARE EAST
     MEMPHIS, TN 38103-2625                                                                         NASHVILLE, TN 37203-4322
         (901) 543-5900                                                                                  (615) 255-6161
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                                 April 7, 2004

Gaylord Entertainment Company
One Gaylord Drive
Nashville, TN 37214

         Re:      Registration Statement on Form S-3 (Common Stock)

Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by you today with the Securities and Exchange Commission. The Registration Statement relates to 6,752,929 shares of Common Stock, $0.01 par value (the "Common Stock"), of Gaylord Entertainment Company, a Delaware corporation (the "Company"), to be offered by certain selling stockholders (including an over-allotment option of 880,816 shares) as described in the Registration Statement.

         In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be offered by the selling stockholders are validly issued, fully paid and nonassessable.

         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                         Sincerely,


                                         /s/ Bass, Berry & Sims PLC